Exhibit 24.5
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints each of Michael S. Dell, Lawrence P. Tu, Brian T. Gladden and Janet B. Wright, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (No. 333-155041), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: March 14, 2011	By:	/s/ H. Ross Perot, Jr. Name: H. Ross Perot, Jr.
Title: Director